UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549


                                 FORM 8-K

                              CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported): May 5, 1999 (April 20,
                                   1999)


                       Commission File Number 1-6560




                                 THE FAIRCHILD CORPORATION
          (Exact name of Registrant as specified in its charter)


      Delaware
     34-0728587
          (State or other jurisdiction of
     (I.R.S. Employer Identification No.)
          Incorporation or organization)


          45025 Aviation Drive, Suite 400
          Dulles, VA                                           20166
          (Address of principal executive offices)
     (Zip Code)


Registrant's telephone number, including area code          (703) 478-5800


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


      On April 20, 1999, The Fairchild Corporation acquired all of the shares of stock of Kaynar Technologies, Inc. ("KTI") from KTI's shareholders, for approximately $222 million. A merger agreement for the transaction was entered into on December 26, 1998, and was approved by KTI's shareholders on March 24, 1999.

     The merger consideration was determined as follows:

     (1) each share of KTI common stock (other than shares owned by Fairchild or its subsidiaries) was converted into the right to receive $28.75 per share;

     (2) each share of KTI preferred stock (other than shares owned by Fairchild or its subsidiaries) was converted into the right to receive $22.09 per share; and

     (3) all outstanding stock options to acquire KTI common stock were converted into the right to receive $28.75 per stock option share, less the
       exercise price for such stock option shares.

      In addition to the merger consideration, Fairchild paid KTI's only preferred stockholder $28 million for a ten year covenant not to compete, and assumed and refinanced approximately $103 million of KTI debt.

     The merger consideration was financed by the following:

     (1)  Fairchild's cash resources;

     (2) The sale of $225 million of Fairchild's 10 3/4% Senior Subordinated Notes Due 2009, to qualified investors under Rule 144A; and

     (3) A new credit facility with Citicorp USA, Inc. and NationsBank, NA as
       Administrative Agents.

      KTI designs, develops, and manufactures specialty fastener components and tooling systems, with manufacturing facilities in the United States, Australia and Hungary. Fairchild presently intends to continue such operations, subject however to cost savings to be achieved by integrating KTI's operations with Fairchild's existing fastener operations.

      Additional information is indicated in Fairchild's press release issued on April 20, 1999, which is included as Exhibit 99.1 to this Report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  FINACIAL STATEMENTS OF BUSINESS ACQUIRED.

     The audited financial statements required by Item 7 (a) of Form 8-K are being filed as an exhibit to this Report and are incorporated herein by reference.

(b)  PRO FORMA CONSOLIDATED FINACIAL INFORMATION.

The KTI Acquisition

      On April 20, 1999, we completed the acquisition of all of Kaynar Technologies, Inc. ("KTI") capital stock for approximately $222 million and assumed approximately $103 million of KTI's existing debt. In addition, the purchase price included $28 million for a covenant not to compete from KTI's largest shareholder. The acquisition was financed with existing cash, the sale of $225 million of 10 3/4% senior subordinated notes (the "Notes") and a new bank credit facility.

The Banner Merger

      On April 8, 1999, we acquired the remaining 15% of the outstanding common and preferred stock of Banner not already owned by us, through the merger (the ''Banner Merger'') of Banner with one of our subsidiaries. Under the terms of the Banner Merger, each share of Banner's preferred stock was converted into the right to receive one share of Banner common stock and each share of Banner common stock (other than those owned by Fairchild) was converted into the right to receive .7885 shares of our Class A common stock. Banner is now our wholly-owned subsidiary.

Solair Divestiture

      On December 31, 1998, Banner consummated the sale of Solair, Inc., Banner's largest subsidiary in its rotables group, to Kellstrom Industries, Inc. in exchange for approximately $57.0 million in cash and a warrant to purchase 300,000 shares of common stock of Kellstrom.

Hardware Business Disposition

     On January 13, 1998, Banner completed the disposition of substantially all of the assets and certain liabilities of its hardware companies and PacAero unit (the ''Hardware Business'') to subsidiaries of AlliedSignal in exchange for AlliedSignal common stock with an aggregate value equal to approximately $369.0 million.

New Credit Facility

      Simultaneously with the consummation of the KTI Acquisition and the sale of the Notes, we entered into a new $325.0 million credit facility (the ''New Credit Facility'') which consists of a $225.0 million term loan, and a $100.0 million revolving credit facility of which approximately $22.0 million was drawn upon consummation of the acqusition of KTI (excluding approximately $19.0 million of outstanding letters of credit).

Use of Proceeds

     The proceeds from the offering, together with borrowings under the New Credit Facility and certain other cash available to us, was utilized to consummate the KTI Acquisition, to repay all amounts outstanding under our existing credit facilities and to repay substantially all indebtedness of KTI. The KTI Acquisition, the Banner Merger, the sale of the Notes, the sale of Solair and Banner's Hardware Business, entering into the New Credit Facility and refinancing of the existing credit facilities and certain KTI indebtedness, together with the payment of related fees and expenses, are collectively referred to in this Form 8-K as the ''Transactions.''


   UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY

The following unaudited pro forma consolidated financial statements are based on our historical financial statements and the historical financial statements of KTI, in addition to those of certain other entities KTI or we acquired in the respective periods presented. The following sets forth our unaudited pro forma statements of earnings for the twelve months ended June 30, 1998 and the six months ended December 27, 1998. The unaudited pro forma statements of earnings give effect to each of the Transactions as if such Transactions occurred on July 1, 1997 and July 1, 1998, respectively. The unaudited pro forma balance sheet as of December 27, 1998 gives effect to each of the Transactions as if they had occurred on such date. The pro forma financial statements are presented for informational purposes only and are not intended to be indicative of either future results of operations or results that might have been achieved had the Transactions actually occurred on the dates specified. The summary unaudited consolidated pro forma financial statements are qualified by and should be read in conjunction with the financial statements and notes thereto included in our June 30, 1998 Annual Report on Form 10-K and the consolidated financial statements of KTI, included as an exhibit to this Form 8-K.


                         THE FAIRCHILD CORPORATION
          UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                For The Six Months Ended December 27, 1998
                   (In thousands, except per share data)

                       Fairchild     KTI         KTI             Fairchild
                       Adjusted Adjusted Acquisition Refinancing Pro Forma
                           (a)    (b)       (c)
Sales                 $271,401 $103,877 $  -        $  -        $ 375,278

Costs and expenses:
Cost of sales          205,320  72,753     (500)(d)    -          277,573

Selling, general &
administrative          48,932  15,566                 -           64,498
Amortization of
goodwill                 2,826     792    3,520        -            7,138

                       257,078  89,111    3,020        -          349,209

Operating income        14,323  14,766   (3,020)       -           26,069

Net interest expense   (14,147) (3,774)              (5,908)(d)   (23,829)
Investment income, net     834                       (1,476)(e)      (642)
Earnings (loss) before
taxes                    1,010  10,992   (3,020)     (7,384)        1,598
Income tax (provision)
benefit                   (414) (4,546)     315(f)    2,585(f)     (2,060)
Equity in earnings of
affiliates               1,689                             -        1,689
Earnings (loss) from
continuing operations $  2,285  $ 6,446  $(2,705)    $ (4,799)   $  1,227

Earnings per share from continuing operations:
Basic                 $   0.09                                   $   0.05
Diluted                   0.09                                       0.05

Weighted average shares
outstanding:
Basic                   25,111                                     25,111
Diluted                 26,490                                     26,490



                         THE FAIRCHILD CORPORATION
          UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                 For The Twelve Months Ended June 30, 1998
                   (In thousands, except per share data)

                      Fairchild      KTI        KTI              Fairchild
                       Adjusted Adjusted Acquistion Refinancing  Pro Forma
                          (a)      (b)        (c)
Sales                  $   556,652 $ 227,985 $ -       $ -       $   784,637

Costs and expenses:
Cost of sales              420,778  157,448   (1,000)(d) -           577,226
Selling, general &
administrative              96,805   31,300              -           128,105
Amortization of
goodwill                     5,740    1,632     7,040    -            14,412

                           523,323  190,380     6,040    -           719,743

Operating income
                            33,329   37,605   (6,040)    -            64,894
Net interest expense
                          (32,394)  (6,857)               (8,626)(d) (47,877)
Investment loss,
net                        (3,362)                        (1,475)(e)  (4,837)
Earnings before taxes      (2,427)   30,748   (6,040)    (10,101)     12,180
Income tax (provision)
benefit                      2,406 (12,704)       630(f)   3,535(f)  (6,133)
Equity in earnings of
affiliates                   3,956                              -      3,956
Earnings (loss) from
continuing operations    $3,935    $18,044  $(5,410)      $(6,566)  $ 10,003

Earnings per share from
continuing operations:
Basic                    $  0.17                                    $  0.44
Diluted                     0.16                                       0.41

Weighted average shares
outstanding:
Basic                     22,531                                     22,531
Diluted                   24,239                                     24,239





                         THE FAIRCHILD CORPORATION
              UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             December 27, 1998
                              (In thousands)

              Fairchild Banner Fairchild KTI        KTI                Fairchild
             Historical Merger  Adjusted Historical Acquisition Refinancing Pro

Cash (d) (e)   $16,063 $(1,101) $14,962 $ 1,893  $(276,904)    $276,904 $ 16,855
Short-term
investments (f) 216,260         216,260      50               (200,659)   15,652
Net accounts
receivable       95,435         95,435   30,421                          125,856
Inventory       174,682        174,682   52,778                          227,460
Net current
assets of         1,670          1,670                                     1,670
Discontinued
operations
Prepaid and other
current assets   52,870         52,870    4,115                          56,985
Total current
assets          556,980 (1,101) 555,879  89,257  (276,904)    76,245    444,477

Net fixed
assets          124,446         124,446  61,583                         186,029
Net assets held
for sale         20,794         20,794                                   20,794
Net noncurrent
assets of        10,945         10,945                                   10,945
discontinued
operations
Goodwill (c)    167,262 19,061 186,323  47,958   169,596                403,877
Investment in
affiliates       28,416         28,416                                   28,416
Prepaid pension
assets           62,246         62,246                                   62,246
Deferred loan
costs (g)         5,879          5,879    429                 4,762      11,070
Long-term
investments (h)  36,398         36,398           (18,623)                17,775
Other assets (c) 70,275         70,275    132     28,000                 98,407
Total Assets $1,083,641$17,960$1,101,601 $199,359 $(97,931)  $81,007 $1,284,036

Bank notes &
current debt (i)$25,287        $25,287   $ 17,334           $(16,950) $ 25,671
Accounts payable
                 36,511         36,511      8,017                 -     44,528
Other accrued
expenses (j)
(k)             100,214         100,214    15,989   (8,822)  (4,547)   102,834
Total current
liabilities     162,012         162,012    41,340   (8,822) (21,497)   173,033

Long-term debt,
less current    278,229         278,229    80,818            106,600   465,647
debt (i)
Other long-term
liabilities      24,707         24,707                                  24,707
Retiree health
care liabilities 43,127         43,127                                  43,127
Noncurrent income
taxes           107,871        107,871     4,477                       112,348
Minority interest
in subsidiaries  28,075(28,066)      9                                       9

Total
liabilities     644,021(28,066)615,955   126,635    (8,822)   85,103   818,871

Class A common
stock             2,671    298   2,969                                   2,969
Class B common
stock               262            262                                     262
Paid-in capital
                195,291  45,728 241,019                                241,019
Retained earnings
(l) (m)         294,222         294,222  72,724    (85,827)  (4,096)   277,023
Cumulative other
comprehensive    21,183         21,183              (3,282)             17,901
income (h)
Treasury stock,
at cost         (74,009)       (74,009)                                (74,009)
Total
stockholders'   439,620  46,026 485,646  72,724    (89,109)  (4,096)   465,165
equity
Total liabilities
& equity     $1,083,641 $17,960$1,101,601$199,359  $(97,931) $81,007$1,284,036

          NOTES TO THE UNAUDITED PRO FORMA STATEMENT OF EARNINGS

(a) The following two tables set forth the derivation of the ''Fairchild Adjusted'' unaudited pro forma results, representing the impact of the Banner Merger (completed in April 1999), Special-T Acquisition (effective January 1998), Solair Divestiture (completed in December 1998), and the Hardware Group Divestiture (completed January 13, 1998), as if these transactions had occurred at the beginning of each period presented:

                For The Six Months Ended December 27, 1998
                   (In thousands, except per share data)


                               Fairchild   Banner     Solair           Fairchild
                              Historical   Merger (2) Divestiture(1)   Adjusted
Sales                         $  299,720              $ (28,319)      $271,401

 Costs and expenses:
     Cost of sales
                                 246,986                (41,666)      205,320
     Selling, general &
administrative                    54,677                 (5,745)       48,932
     Amortization of goodwill
(3)                                2,638        238         (50)        2,826
                                 304,301                (47,461)      257,078

     Operating income             (4,581)      (238)      19,142       14,323

Net interest expense             (14,147)                             (14,147)
 Investment income, net              834                                  834
 Earnings (loss) before taxes
                                 (17,894)      (238)      19,142        1,010
 Income tax (provision)
  benefit                          6,433                  (6,847)        (414)
 Equity in earnings of
affiliates                         1,689                                1,689
 Minority interest (5)
                                   2,135       445        (2,580)          -
 Earnings (loss) from
continuing operations           $ (7,637)  $   207      $  9,715     $  2,285

 Earnings (loss) per share
from continuing operations:
     Basic                      $ (0.35)                           $  0.09
     Diluted
                                  (0.35)                              0.09

 Weighted average shares
outstanding:
     Basic                        22,129      2,982                 2,511
     Diluted                      22,129      3,855                26,490


     NOTES TO THE UNAUDITED PRO FORMA STATEMENT OF EARNINGS--Continued

                 For The Twelve Months Ended June 30, 1998
                   (In thousands, except per share data)
                                                                 Hardware
                          Banner AirRights Special-T  Solair  Group                          Hardwar
                Fairchild Merger Liquid-   Acquis-    Dives-  Dives-
                Historical       ation     ition      ture    ture Fairchild
                            (2)   (8)      (7)        (1)     (6)  Adjusted
Sales         $  741,176 $       $         $ 15,317 $(78,939)$(120,902)$556,652

Costs and expenses:
Cost of sales
                 554,670                      5,943 (63,645)  (76,190)  420,778
Selling, general
& administrative 135,594           4,395      5,399 (14,973)  (33,610)   96,805
Amortization of
goodwill (3)       5,469     477                269    (100)     (375)    5,740

                 695,733     477   4,395     11,611 (78,718) (110,175)  523,323
Operating income
                  45,443   (477)  (4,395)     3,706    (221)  (10,727)   33,329
Net interest expense
                 (42,7150                      (937)           11,258   (32,394)
Investment loss, net
                   (3,362)                                               (3,362)
Nonrecurring income
(4)               124,028                                   (124,028)
Earnings before taxes
                  123,394   (477) (4,395)     2,769    (221) (123,497) (2,427)
Income tax
(provision)
benefit           (48,659)         1,538     (1,290)    163    50,654    2,406
Equity in earnings of
affiliates          3,956                                                3,956
Minority interest (5)
                  (26,292)  2,244                        10   24,038
Earnings from
continuing
operations       $ 52,399  $1,767 $(2,857)   1,479     $(48) $(48,805) $ 3,935

Earnings per share
from continuing
operations:
     Basic
                        $2.78                                         $0.17
     Diluted
                         2.66                                          0.16

      Weighted average
   shares outstanding:
     Basic
                       18,834   2,982            715                 22,531
     Diluted
                       19,669   3,855            715                 24,239



     NOTES TO THE UNAUDITED PRO FORMA STATEMENT OF EARNINGS--Continued

(1) Represents the elimination of Solair's operating results for all periods presented.

(2) Represents the effects of the merger between Banner and Fairchild whereby Fairchild acquired the remaining 15% interest of Banner. Fairchild issued approximately 2,981 shares of Fairchild Class A Common Stock as a result of the merger, resulting in an increase in Fairchild's equity of $46,026. In addition, Fairchild will record approximately $19,061 of goodwill.

(3) Represents additional amortization of goodwill related to the merger with Banner.

(4) Represents the elimination of the Hardware Group nonrecurring gain that occurred in January 1998.

(5) Reflects the impact on Fairchild's minority interest for each transaction impacting Banner. Minority interest is ultimately reduced to zero due to Fairchild obtaining a 100% interest in Banner.

(6) Represents the elimination of the Hardware Group operating results from July 1, 1997 through the time of divestiture, January 13, 1998.

(7) Represents the operating results of Special-T as if the acquisition occurred at the beginning of fiscal 1998.

(8) Represents the elimination of non-recurring proceeds received from the involuntary conversion of air rights over a portion of the property Fairchild owns and is developing in Farmingdale, New York.

     NOTES TO THE UNAUDITED PRO FORMA STATEMENT OF EARNINGS--Continued

(b) The following two tables set forth the derivation of the ''KTI Adjusted'' unaudited pro forma results representing the results of operations that have been adjusted for the acquisition of Marson (acquired October 1998), M&M (acquired July 1998), Eagle (acquired May 1998), and APS (acquired February 1998) as if those transactions had occurred at the beginning of each period presented.

                For The Six Months Ended December 31, 1998
                              (In thousands)


                              KTI      Marson        M&M         KTI
                          Historical Acquisition Acquisition  Adjusted

 Sales                     $  93,333    $  8,965     $ 1,579   $103,877

 Costs and expenses:
     Cost of sales
                              65,555       6,169       1,029     72,753
     Selling, general &
administrative                14,115       1,342         109     15,566
     Amortization of
goodwill                         492         263          37        792(1)

                              80,162       7,774       1,175     89,111

     Operating income
                              13,171       1,191         404     14,766

 Net interest expense
                             (2,763)       (891)       (120)    (3,774)(2)
     Earnings before
taxes                         10,408         300         284     10,992

 Income tax (provision)
benefit                      (4,164)       (253)       (129)    (4,546)

 Earnings from continuing
operations                 $   6,244       $  47       $ 155   $  6,446


     NOTES TO THE UNAUDITED PRO FORMA STATEMENT OF EARNINGS--Continued

                 For The Twelve Months Ended June 30, 1998
                              (In thousands)


                           KTI    Marson   M&M    Eagle    APS     KTI
                         Histori Acquisi Acquisi Acquisi Acquisi Adjusted
                           cal     tion    tion    tion   tion
 Sales                  $173,156 $28,032 $20,220 $ 2,134  $4,443$227,985

 Costs and expenses:
     Cost of sales
                         118,875  20,033  13,581   1,558   3,401 157,448
     Selling, general &
administrative            24,494   4,277   1,342     371     816  31,300
     Amortization of
goodwill                     369     796     448       -      19   1,632(1)

                         143,738  25,106  15,371   1,929   4,236 190,380

     Operating income
                          29,418   2,926   4,849     205     207  37,605

 Net interest expense
                         (2,578) (2,739) (1,384)    (42)   (114) (6,857)(2)
     Earnings before
taxes                     26,840     187   3,465     163      93  30,748

 Income tax (provision)
benefit                  (10,726)  (353) (1,505)    (70)    (50) (12,704)

 Earnings from
continuing operations   $ 16,114  $(166)  $1,960    $ 93    $ 43 $18,044


(1) Includes the pro forma incremental goodwill amortization of $162 and $843 for the six months ended December 31, 1998 and twelve months ended June 30, 1998, respectively.

(2) Includes the pro forma incremental interest expense of $637 and $2,648 for the six months ended December 31, 1998, and twelve months ended June 30, 1998, respectively.

     NOTES TO THE UNAUDITED PRO FORMA STATEMENT OF EARNINGS--Continued

(c) Represents the additional amortization of goodwill and intangible assets related to the acquisition of KTI by Fairchild.

(d) Represents the net change in interest expense from the refinancing of certain debt facilities as follows:

                                         Six Months
                                           Ended      Twelve
                                          December    Months
                                          27, 1998     Ended
                                                     June 30,
                                                       1998
            New Financing:

            Term Loan                       $ 9,523     $19,045
            Senior Subordinated              12,403      24,806
            Notes
            Other Fees                        1,574       3,146

            Increase in interest             23,500      46,997
            expense

            Retired Debt:

            Fairchild credit                 10,752      13,290
            facility
            Banner credit facility            3,925           -
            KTI revolving line-of-              209         226
            credit
            KTI term loan                     2,706       4,161
            Retired public bonds in               -      20,694
            fiscal 1998

            Reduction in interest            17,592      38,371
            expense

            Net change in interest        $   5,908  $    8,626
            expense

  Interest expense under the new credit facility for the Term Loan is based on LIBOR plus 3.25%, along with amortization of debt financing fees. The pro forma adjustments assumed an effective rate of 8.46%. A variance of 1/8% in the interest rates would impact annual Term Loan interest expense by approximately $281.

(e) Investment income was eliminated to the extent that marketable securities were assumed to be liquidated. Such marketable securities will be liquidated to consummate the KTI Acquisition.

(f)  Represents an income tax benefit assuming an effective rate of 35%.

NOTES TO THE UNAUDITED PRO FORMA BALANCE SHEET

(a) Represents the effects of the merger between Banner and Fairchild whereby Fairchild acquired the remaining 15% interest of Banner not already owned. Fairchild issued approximately 2,981 shares of Fairchild class A common stock as a result of the merger, resulting in an increase in Fairchild's equity of $46,026. In addition, Fairchild will record approximately $19,061 of goodwill. A $1,101 reduction in cash represents the estimated costs of the merger with Banner. An increase of $19,061 in goodwill represents the estimated excess of cost paid over fair value. The decrease in minority interest liability results from Fairchild acquiring all of the Banner common stock that Fairchild does not presently own.

(b)  Represents historical KTI balance sheet at December 31, 1998.
(c)
  Reflects the acquisition of KTI as follows:


                                                  December 27,
                                                     1998

     Purchase price:
          Cash paid for KTI common stock, preferred stock and
          stock options, including Fairchild's original $13,574
          investment                               $ 235,133

          Cash paid for non-compete agreement         28,000
          Transaction fees                             7,187
          KTI debt assumed                            98,152

     Total purchase price                            368,472

     Net tangible assets acquired, excluding $98,152 debt assumed
     122,918

     Excess purchase price over the preliminary estimated fair
     value of the net assets acquired                $245,554

     Preliminary allocation to non-compete agreement,
     amortized over 10 years                         $   28,000
     Preliminary allocation to goodwill, amortized over 40
     years (includes KTI goodwill assumed of $47,958) $ 217,554
     Elimination of KTI's goodwill assumed            $  47,958
     Goodwill recorded in transaction                 $ 169,596

(d) Reflects a $247,011 payment for acquisition of KTI, capitalized transaction fees, expensed internal transaction costs, net of $1,893 cash acquired and $28,000 for the covenant not to compete.

(e)  Represents the net increase in cash as follows:
                                                  December 27,
                                                     1998

     Cash and proceeds from sale of investments $    200,659
     Net proceeds from issuance of senior
         subordinated notes                          218,812
     Net cash received from New Credit Facility      220,125
     Reduction in Fairchild credit facility refinanced (222,750)
     Reduction in Banner credit facility            (50,600)
     Reduction of KTI credit facilities             (87,000)
     Payment of accrued interest                     (2,342)

     Net cash impact                                $276,904

(f)    Reflects   cash  and  the  liquidation  of  $200,659  in  short-term
  investments to provide a source of funds for the acquisition.

(g) Represents additional deferred loan fees of $11,070 relating to the financing costs of the new credit facility and the Notes, net of the write-off of $6,308 related to deferred loan fees associated with the refinanced credit facilities.

(h) Represents elimination of Fairchild's $18,623 investment in KTI as part of the acquisition, and subsequent consolidation, of KTI. The unrealized investment gains of $3,282, net of a $1,767 tax provision, included in cumulative other comprehensive income is eliminated.

(i)  Represents the net refinancing as follows:
                                                  December 27,
                                                     1998

          Senior Subordinated Notes                  $  225,000
          New Credit Facility term loan                 225,000

          Debt issued                                $  450,000

          Fairchild credit facility                  $  222,750
          Banner credit facility                         50,600
          KTI revolving line of credit                   13,000
          KTI term loan                                  74,000

          Debt retired                               $  360,350

          Net debt issued                            $    89,650

          Short term net reduction                   $  (16,950)
          Long term net increase                     106,600

(j) Represents (i) the reversal of $1,767 taxes accrued on unrealized holding gains associated with the Company's investment in KTI and (ii) tax benefits of $7,055 associated with estimated internal transaction costs that will be charged to earnings at closing.

(k) Represents the payment and reduction of accrued interest associated with the retired debt and reduction of taxes payable associated with the refinancing expenses.

(l) Reflects the $72,724 elimination of KTI's historical retained earnings and Fairchild's estimated internal transaction costs of $13,103, net of $7,055 tax benefit, that will be expensed at closing.

(m)   Represents  the write-off of deferred financing costs,  net  of  tax,
  associated           with           the           retired           debt.


(c)  EXHIBITS.

     The Exhibits to this Report are listed on the Exhibit Index, and are incorporated herein by reference.



                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 5, 1999

                         THE FAIRCHILD CORPORATION


                         By:
                              Colin M. Cohen
                              Senior Vice President
                              Chief Financial Officer





                               EXHIBIT INDEX

Exhibit No.    Description

2.1       Agreement and Plan of Reorganization by and  among The Fairchild
          Corporation, Dah Dah, Inc. and Kaynar Technologies Inc., dated as of December 26, 1998. (Incorporated by reference to Registrant's
          Report on Form 8-K, filed December 30, 1998.)

99.1      Press Release of The Fairchild Corporation, dated April 20, 1999.
          (Filed herewith.)

99.2 Financial statements, related notes thereto and Auditors' Report of Kaynar Technologies, Inc. for the years ended December 31, 1998, 1997 and 1996.






Exhibit 99.1

The Fairchild Corporation [FA] Becomes Global Leader in Aerospace Fastening
Devices as It Completes Acquisition of Kaynar Technologies Inc. [KTIC]

     Dulles, Virginia (April 20, 1999) - The Fairchild Corporation [NYSE:
FA] today completed its acquisition of Kaynar Technologies Inc. (KTI)
[NASDAQ: KTIC], creating the global industry leader in the manufacture and distribution of aerospace fasteners and fastening devices. Fairchild acquired KTI for approximately $261 million plus the assumption of debt.
The purchase was financed by Fairchild's cash resources, the sale of $225 million of senior subordinated notes and a new bank credit facility.

     "The acquisition of KTI creates the leading global aerospace fastener company, offering the largest complementary product range to our worldwide customers" said Jeffrey J. Steiner, Chairman and CEO of Fairchild. "The combined company has annual revenues of nearly $800 million, with 17 plants in North America, Europe and Asia, enabling us to source product and service our customers from a local base," said Eric Steiner, President of Fairchild. "Our revenue base is comprehensive: 38% of our sales are to new aircraft and engine manufacturers, industrial and defense users provide
30%, and 32% originate from the aerospace aftermarket. This diversity of customers will reduce our exposure to cyclical trends in our industry."



                        Exhibit 99.1 / PAGE 1 OF 2

     Fairchild announced that the integration of the two companies would begin immediately. Fairchild expects to realize substantial benefits from operational synergies and cost savings as a result of the combination. "We are enthusiastic about the opportunity to meld the high productivity and quality standards of the two companies," said Eric Steiner, noting that KTI was selected as number eight on Forbes magazine's most recent list of the "200 Best Small Companies" in the United States. Both companies have made extensive investments in recent years, to improve plant and extend training.

     On April 8th Fairchild completed its merger with Banner Aerospace,
Inc. [NYSE: BAR] acquiring the remaining 15 percent of Banner's capital stock it did not already own. Banner Aerospace, is an aftermarket distribution company.

     The senior subordinated notes have not been registered under the Securities Act of 1933, as amended and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

     This news release contains forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933, as amended, and
Section 21-E of the Securities Exchange Act of 1934, as amended. The
Company's actual results could differ materially from those set forth in the forward-looking statements as a result of the risks associated with the Company's business, changes in general economic conditions, and changes in the assumptions used in making such forward-looking statements.


                        Exhibit 99.1 / PAGE 2 OF 2
                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors of
  Kaynar Technologies Inc.:

We have audited the accompanying consolidated balance sheets of Kaynar
Technologies Inc. (a Delaware corporation) and subsidiaries as of December
31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kaynar
Technologies Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.




                                   ARTHUR ANDERSEN LLP

Orange County, California
February 5, 1999

                        Exhibit 99.2 / Page 1 of 24



                 KAYNAR TECHNOLOGIES INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF INCOME

           FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                   (In thousands, except per share data)



                                                1998      1997      1996

Net sales (1)                                $185,512  $150,429   $99,023

Cost of sales                                 129,223   104,390    72,924
                                             --------  --------   -------
 Gross profit                                  56,289    46,039    26,099

Selling, general and administrative expenses   27,438    21,454    13,263
                                             --------  --------   -------
 Operating income                              28,851    24,585    12,836

Interest expense, net                           4,067     3,602     4,011
                                             --------  --------   -------
 Income before provision for income taxes      24,784    20,983     8,825

Provision for income taxes                      9,914     8,393     3,530
                                             --------  --------   -------
 Net income                                  $ 14,870  $ 12,590   $ 5,295
                                             ========  ========   =======
Earnings per share
  Basic                                       $   3.39  $   4.23   $  3.26
  Diluted                                     $   1.64  $   1.54   $  0.78
                                             ========  ========   =======
Weighted average number of shares of common stock and
 common stock equivalents
  Basic                                         4,382     2,967     1,594
  Diluted                                       9,085     8,173     6,800
                                             ========  ========   =======




(1) Including $13,038, $12,961 and $11,437 in 1998, 1997 and 1996,
  respectively, to a related party (see Note 15)

The accompanying notes are an integral part of these consolidated financial statements.

                        Exhibit 99.2 / Page 2 of 24




                 KAYNAR TECHNOLOGIES INC. AND SUBSIDIARIES

                   CONSOLIDATED BALANCE SHEETS - ASSETS

                     AS OF DECEMBER 31, 1998 AND 1997
                          (Dollars in thousands)

                                                1998           1997
Current assets:
  Cash                                       $  1,893       $    675
  Marketable securities                              50        3,079
  Accounts receivable (1)                        30,421       23,293
  Inventories                                    52,778       34,231
  Prepaid expenses and other current assets       1,430          647
  Deferred tax asset                              2,685        1,006
                                               --------     --------
           Total current assets                  89,257       62,931
                                               --------     --------

Property, plant and equipment, at cost           76,035       41,048
  Less accumulated depreciation and amortization(14,452)     (8,797)
                                               --------     --------
                                                 61,583       32,251
                                               --------     --------
Intangible assets, net of accumulated amortization of $1,104 and
  $480 at December 31, 1998 and 1997, respectively47,958       6,409
Other assets                                        561           65
                                               --------     --------
           Total assets                        $199,359     $101,656
                                               ========     ========




(1) Including $--982 and $1,846 in 1998 and 1997, respectively, from a related party (see Note 15), net of allowance for doubtful accounts of $703 and $310 in 1998 and 1997, respectively



The accompanying notes are an integral part of these consolidated financial statements.


                        Exhibit 99.2 / Page 3 of 24



                 KAYNAR TECHNOLOGIES INC. AND SUBSIDIARIES

    CONSOLIDATED BALANCE SHEETS - LIABILITIES AND STOCKHOLDERS' EQUITY

                     AS OF DECEMBER 31, 1998 AND 1997
                          (Dollars in thousands)

                                                 1998           1997
Current liabilities:
  Revolving line-of-credit, to a related party
     (see Note 8)                               $ 13,000      $   -
  Current portion of long-term debt                4,054        1,021
  Current portion of capital lease obligations       280          272
  Accounts payable                                 8,017        9,969
  Accrued payroll and related expenses             8,115        8,546
  Other accrued expenses                           7,874        4,423
                                                --------     --------
           Total current liabilities              41,340       24,231
                                                --------     --------
Long-term liabilities:
  Long-term debt, primarily to a related
  party (see Note 8)                              80,624       26,372
  Capital lease obligations                          194          484
  Deferred tax liability                           4,477        1,136
                                                --------     --------
           Total long-term liabilities            85,295       27,992
                                                --------     --------
Commitments and contingencies (see Notes 8 and 12)

Stockholders' equity:
  Series C Convertible Preferred stock; $0.01 par value;
    Authorized--10,000,000; issued and outstanding-4,206,000 and 5,206,000
    shares at December 31, 1998 and 1997, respectively42           52
  Common stock; $0.01 par value; Authorized--20,000,000 shares; issued and outstanding--5,090,142 and 3,694,000 shares at December 31, 1998
    and 1997, respectively                            51           37
  Additional paid-in capital                      37,821       28,973
  Retained earnings                               36,264       21,394
  Accumulated other comprehensive income         (1,454)      (1,023)
                                                --------     --------
           Total stockholders' equity             72,724       49,433
                                                --------     --------
   Total liabilities and stockholders' equity   $199,359     $101,656
                                                ========     ========

The accompanying notes are an integral part of these consolidated financial statements.

                        Exhibit 99.2 / Page 4 of 24


KAYNAR TECHNOLOGIES INC. AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                          (Dollars in thousands)
           Preferred Stock                   Accumlated
                 Stock       Common     Addi-   Comp            Comp
                 Series C    Stock      tional  prehen          prehen
                                         Paid-In sive   Retained sive
                 Shares  Amt Shares  Amt Capital Income Earnings In-
                                                                come Total
BALANCE, December 31, 1995
                   5,206 $52  1,594  $16 $ 1,432        $ 3,639 $18  $ 5,157
Comprehensive Income:
Net income                                      $ 5,295   5,295        5,295
Currency Translation                                270         270      270
Comprehensive Income                            $ 5,565

Dividends declared                                          (96)

BALANCE, December 31,1996
                  5,206  52  1,594   16  1,432            8,838 288   10,626

Comprehensive Income:
Net income                                     $12,590   12,590       12,590
Currency Translation                            (1,311)      (1,311)  (1,311)
Comprehensive Income                           $11,279

Common stock issuance        2,100   21  27,541                       27,562

Dividends declared                                        (34)           (34)

BALANCE, December 31, 1997
                  5,206  52  3,694   37  28,973        21,394 (1,023) 49,433

Comprehensive Income:
Net income                                    $14,870 14,870          14,870
Currency Translation                             (431)          (431)   (431)
Comprehensive Income                          $14,439

Conversion of Preferred
                (1,000)(10) 1,000    10
Common stock issuance
                 -       -    396     4   8,848                         8,852

BALANCE, December 31, 1998
                 4,206 $42  5,090   $51 $37,821      $36,264 $(1,454) $72,724

The accompanying notes are an integral part of these consolidated financial statements.

                        Exhibit 99.2 / Page 5 of 24

                 KAYNAR TECHNOLOGIES INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
           FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                          (Dollars in thousands)


                                                   1998     1997     1996
Cash flows from operating activities:
  Net income                                    $14,870   $12,590 $ 5,295
  Adjustments to reconcile net income
  to net cash provided by
    operating activities-
  Depreciation and amortization                   6,772     3,818   2,613
  Increase (decrease) in deferred income taxes      680     (990)     186
  (Gain) loss on sale of property,
     plant and equipment                           (124)     154       34
  Changes in operating assets and
 liabilities, net of acquisitions-
    (Increase) decrease in accounts receivable     962    (7,990) (2,505)
     Increase in inventories                    (7,190)   (4,346) (6,867)
    (Increase) decrease in prepaid expenses
     and other current assets                     (112)        32    (152)
    (Increase) decrease in other assets           (211)       187     181
     Increase (decrease) in accounts payable    (5,657)     3,800   2,361
     Increase (decrease) in accrued expenses    (3,222)     4,946   3,172
                                                -------   ------- -------
Net cash provided by operating activities         6,768    12,201   4,318
                                                -------   ------- -------
Cash flows from investing activities:
Purchases of property, plant and equipment      (18,322)  (17,909) (6,850)
Proceeds from sales of property, plant and
 equipment                                          403        92      43
Net redemptions (purchases) of marketable
 securities                                       3,029    (3,079)      -
Acquisitions, net of acquired cash
 of $421 in 1998                                (49,203)       -  (12,160)
(Increase) decrease in intangible assets        (669)       638    (1,231)
                                                -------   ------- -------
Net cash used in investing activities           (64,762)  (20,258)(20,198)
                                                -------   ------- -------
Cash flows from financing activities:
Net borrowings (payments) on line-of-credit,
 from a related party                            13,000     (746)  (3,560)
Borrowings on long-term debt, primarily from
 a related party                                 52,882      501   21,245
Payments on long-term debt, primarily from
 a related party                                 (6,345) (20,263)    (898)
Net principal (payments) borrowings on
 capital lease obligations                         (303)     795      (55)
Net proceeds from issuance of common stock        -       27,562       -
                                                -------   ------- -------
Net cash provided by financing activities        59,234     7,849  16,732
                                                -------   ------- -------
Effect of exchange rate changes on cash            (22)    (26)         5
                                                -------   ------- -------
Net increase (decrease) in cash                   1,218     (234)     857

Cash, beginning of period                           675       909      52
                                                -------   ------- -------
Cash, end of period                             $ 1,893   $   675 $   909
                                                =======   ======= =======

                        Exhibit 99.2 / Page 6 of 24



Supplemental disclosures of cash flow information:
    Cash paid during the period for:
      Interest                                $ 3,094     $ 3,943 $ 3,787
                                                =======   ======= =======
      Income taxes                              $12,844   $ 8,395 $ 2,841
                                                =======   ======= =======

Noncash financing activities:
Capital lease obligations assumed for the
   purchase of equipment                        $   -     $   507 $   355
                                                =======   ======= =======
Borrowings on long-term debt for preferred
   stock dividends                              $   -     $    34 $    96
                                                =======   ======= =======
Common stock issued in connection with
acquisitions of businesses                      $ 8,852   $   -     $   -
                                                =======   ======= =======







The accompanying notes are an integral part of these consolidated financial statements.






                        Exhibit 99.2 / Page 7 of 24


                 KAYNAR TECHNOLOGIES INC. AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1998, 1997 AND 1996
               (Dollars in thousands, except per share data)

1.   Nature of Operations and Recent Developments

Kaynar Technologies Inc. (the "Company") is a leading precision fabricator that designs, develops and manufactures a wide range of specialty components and tooling systems and provides related services used primarily by original equipment manufacturers ("OEM's") and their subcontractors to produce aircraft and defense products. In addition, the Company serves the automotive, electrical and other industrial markets and their associated after-markets.

On December 26, 1998, the Company entered into a merger agreement with The Fairchild Corporation ("Fairchild") in which the Company will become a wholly owned subsidiary of Fairchild (the "Fairchild Merger"). Upon the effectiveness of the Fairchild Merger, each outstanding share of the Company's common stock, with the exception of shares held by stockholders who properly exercise dissenters' rights under the Delaware General Corporation Law and shares held by Fairchild, will be cancelled and converted into the right to receive $28.75 in cash. The closing of the Fairchild Merger is subject to certain conditions, including regulatory approval, financing and approval of the Company's stockholders.
2.   Business Combinations

On July 28, 1998, the Company acquired all of the issued and outstanding common stock of
M & M Machine & Tool Company Co. ("M & M"). M & M, located in Huntington Beach, California, specializes in the machining of structural components and assemblies for aircraft which include pylons, flap hinges, struts, wing fittings, landing gear parts, spars, and many others. As consideration for this acquisition, the Company paid the M & M stockholders $12,441 in cash and 376,142 shares of the Company's common stock valued at $8,294. In addition, the Company will pay additional consideration of $2,000 (60% in cash and 40% in shares of KTI common stock) based on M & M's recasted earnings before interest, taxes and transaction costs related to the acquisition for its fiscal year ended October 31, 1998 (which was accrued for and included in other accrued expenses as of December 31, 1998). The purchase price exceeded the fair value of the net assets by $17,850, which is being allocated as goodwill and amortized using the straight-line method over 40 years. The M & M acquisition has been accounted for under the purchase method of accounting and, accordingly, the operating results of M & M have been included in the Company's results of operations since late-July 1998.

                        Exhibit 99.2 / Page 8 of 24

On October 27, 1998, the Company acquired all of the issued and outstanding common stock of Marcliff Corporation which holds all of the issued and outstanding capital stock of Marson Creative Fastener, Inc. ("Marson"). Located in Stoughton, Massachusetts, Marson designs, manufactures, and markets a broad line of blind rivets, threaded inserts, and setting tools primarily for industrial markets. As consideration for this acquisition, the Company paid the Marson stockholders $34,000 in cash (of which $9,058 was used to pay off Marson's outstanding debt as of the acquisition date). In addition, the Company will pay additional consideration of $1,111 based on Marson's closing balance sheet as of the acquisition date (which was accrued for and included in other accrued expenses as of December 31,
1998). The purchase price exceeded the fair value of the net assets by $23,217, which is being allocated as goodwill and amortized using the straight-line method over 40 years. The Marson acquisition has been accounted for under the purchase method of accounting and, accordingly, the operating results of Marson have been included in the Company's results of operations since late-October 1998.


3.   Pro Forma Financial Information (unaudited)

The following unaudited pro forma consolidated statements of income information present the results of the Company's operations for the years ended December 31, 1998 and 1997 as though the acquisitions of M & M and Marson had occurred as of the beginning of each respective calendar year:

                   1998       1997

                                  >
Net sales          $220,374    $195,654

Net income          15,971       14,047
Earnings per share
       Basic          3.42         4.16
       Diluted        1.71         1.64


The pro forma results have been prepared for comparative purposes only and are not necessarily indicative of the actual results of operations had the acquisitions taken place at the beginning of the fiscal year or the results that may occur in the future. The pro forma results include additional interest on borrowed funds, additional amortization of goodwill resulting from the acquisitions and the change in salary and benefit costs of certain officers of the acquired companies.

                        Exhibit 99.2 / Page 9 of 24

4.   Summary of Significant Accounting Policies

     a.   Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     b.   Principles of Consolidation

     The consolidated financial statements include the accounts of Kaynar Technologies Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

     c.   Revenue Recognition

     Sales and related costs are recorded by the Company upon shipment of product. Revenues related to the rental of the Company's K-FAST tools, which are not significant, are recognized monthly over the term of the lease. Revenues related to the Company's APS business unit, which are not significant, are recognized based on percentage of completion.

     d.   Currency Translation Adjustment

     Assets and liabilities of the Company's foreign subsidiaries are translated into United States dollars at the year-end rate of exchange. Income and expense items are translated at the average rates of exchange for the period. Gains and losses resulting from translating foreign currency financial statements are accumulated in a separate component of stockholders' equity. Foreign currency transaction gains and losses are included in the consolidated statements of income.

     e.   Marketable Securities

     The Company invests excess cash in a money market fund that invests in short term (maturities of 397 days or less) direct obligations of the U.S. Treasury.

                       Exhibit 99.2 / Page 10 of 24

     f.   Inventories

     Inventories are stated at the lower of cost or market, with cost determined on a first-in, first-out (FIFO) method and market based upon the lower of replacement cost or estimated realizable value. Inventory costs include material, labor and factory overhead.

     g.   Property, Plant and Equipment

     Depreciation is computed principally on the straight-line method over the estimated useful lives of the depreciable assets (ranging from five to ten years). Cost and accumulated depreciation for property retired or disposed of are removed from the accounts and any gains or losses are reflected in operations. Major renewals and betterments that extend the useful life of an asset are capitalized.

     h.   Intangible Assets

     Intangible assets primarily represent the excess of purchase price over fair value of net assets acquired and related acquisition costs incurred in the acquisitions of Recoil, M & M and Marson. Intangibles are amortized using the straight-line method from the date of acquisition over the expected period to be benefited, currently estimated between 20 and 40 years. The Company assesses the recoverability of intangible assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

     i.   Fair Value of Financial Instruments

     The carrying amounts of cash, marketable securities, accounts receivable and accounts payable approximate their fair value as of December 31, 1998 and 1997. The carrying amounts of the line-of-credit and long-term debt approximate fair value as the obligations bear interest at rates that fluctuate with the market rate. The carrying amount of the term loans approximates fair value as the obligation compares favorably with fixed rate obligations that would be currently available to the Company.

     j.   Income Taxes

     The Company accounts for income taxes under SFAS No. 109 "Accounting for Income Taxes," which requires an asset and liability approach in accounting for income taxes payable or refundable at the date of the financial statements as a result of all events that have been recognized in the financial statements and as measured by the provisions of enacted laws.
                       Exhibit 99.2 / Page 11 of 24

     k.   Earnings per Share

     Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding. Diluted earnings per share is computed by dividing net income by the weighted average number of common shares outstanding plus the dilutive effect of other securities. The Company's other securities are (i) Series C Convertible Preferred stock and (ii) outstanding common stock options.

     The table below details the components of the basic and diluted earnings per share ("EPS") calculations:

                               Years ended December 31,
                          1998             1997           1996
              ----------------     ---------------   ----------------
                   Income Shares     Income Shares   Income Shares
                                (Amounts in thousands)
Basic EPS
Net income           $14,870   4,382 $12,590  2,967   $5,295 1,594
Less: dividends on
 previously issued
 preferred stock                        (34)             (96)
                     -------   ----- -------  -----   ------ -----
Income available to
common stockholders   14,870   4,382  12,556  2,967    5,199 1,594

                       Exhibit 99.2 / Page 12 of 24


     Effect of Dilutive
       Securities
       Series C Convertible
         Preferred stock-    4,688      34  5,206       96 5,206
       Options and other-       15     -      -        -     -
                   -------   ----- -------  -----   ------ -----
     Diluted EPS   $14,870   9,085 $12,590  8,173   $5,295 6,800
                   =======   ===== =======  =====   ====== =====

     l.   New Accounting Pronouncements

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective for fiscal years beginning after June 15, 1999. The Company does not believe the adoption of this standard will have a material impact on the Company's results of operations.

5. Inventories. Inventories consist of the following at December 31, 1998 and 1997:

                                          1998        1997

     Raw materials                      $ 3,772      $ 2,593
     Work in progress                    14,245       11,012
     Components                           8,611        5,325
     Finished goods                      18,901        9,550
     Supplies and small tools             7,249        5,751
                                        -------      -------
                                        $52,778      $34,231
                                        =======      =======


6. Property, Plant and Equipment. Property, plant and equipment consists of the following at December 31, 1998 and 1997:

                                Years of
                               Estimated
                              Useful Life       1998       1997
     Land                           -        $ 1,787     $    32
     Buildings                     20          1,799         -
     Machinery and equipment     5 to 10      49,911      20,083
     Equipment rented to others     7          8,534       8,581
     Leasehold improvements   Lease term       5,432       1,315
     Construction in progress       -          8,572      11,037
                                             -------     -------
                                              76,035      41,048
Accumulated depreciation and amortization    (14,452) (8,797)
                                             -------     -------
                                             $61,583     $32,251
                                             =======     =======

                       Exhibit 99.2 / Page 13 of 24


7. Income Taxes. The components of the net accumulated deferred income tax (asset) liability at December 31, 1998 and 1997 are as follows:

                                            1998       1997

     Current deferred tax (asset) liability:
       Inventory reserves                $(1,369)   $   (87)
       Accrued vacation                     (706)      (449)
       Other                                (610)      (470)
                                          -------    -------
                                         $(2,685)   $(1,006)
                                          =======    =======
     Long-term deferred tax (asset) liability:
       Depreciation                       $ 4,477    $ 1,136
                                          =======    =======


The provision for income taxes includes income taxes currently payable and those deferred due to temporary differences between the financial statements and tax basis of assets and liabilities. The provision differs from the statutory rates primarily due to permanent differences. The provision for income taxes for the years ended December 31, 1998, 1997 and 1996, consists of the following:

                                  1998      1997       1996
     Current provision:
       Federal                  $7,083     $7,716     $2,590
       State                     1,500      1,400        720
       Foreign                      33        267          -
     Deferred provision:
       Federal                   1,061      (707)         69
       State                       237      (283)        151
                                ------     ------     ------
                                $9,914     $8,393     $3,530
                                ======     ======     ======

                       Exhibit 99.2 / Page 14 of 24


Variations from the federal statutory rate for the years ended December 31, 1998, 1997 and 1996, are as follows:

                          1998           1997               1996
                     ---------------     ------------     -----------
                           Amount Percent Amount Percent Amount Percent

[S]                        [C]    [C]     [C]    [C]     [C]     [C]
Federal statutory rate     $8,675   35.0% $7,344  35.0%  $3,001   34.0%
State income taxes,
net of federal benefit      1,129    4.5     726   3.5      485    5.5
Foreign sales
corporation benefit          (552)  (2.2)   (220) (1.0)    (141)  (1.6)
Foreign losses not currently
benefited                     161    0.6     115    0.5     -      -
Utilization of foreign
   losses                     (26)  (0.1)   (114)  (0.5)    -    -
Non-deductible expenses       212    0.9     173    0.8      94    1.1
Other                         315    1.3     369    1.7      91    1.0
                           ------  -----  ------  -----  ------  -----
                           $9,914   40.0% $8,393   40.0% $3,530   40.0%
                           ======  =====  ======  =====  ======  =====

8.   Debt Arrangements

The Company entered into a Third Restated and Amended Credit Agreement on October 23, 1998 (the "Third Credit Agreement") with its primary lender General Electric Capital Corporation ("GECC") which has a wholly owned subsidiary, CFE, Inc. ("CFE"), that owned all of the outstanding shares of the Company's Series C Preferred stock and one million shares of the Company's common stock as of December 31, 1998. The Third Credit Agreement contains significant financial and operating covenants, including limitations on the ability of the Company to incur additional indebtedness and restrictions on, among other things, the Company's ability to pay dividends or take certain other corporate actions. The Third Credit Agreement also requires the Company to be in compliance with certain financial ratios. In addition to the Term Loan under the Third Credit Agreement ("Term Loan"), the Company has entered into promissory notes with other lenders for the purchase of certain property, machinery and equipment ("The Notes").

                       Exhibit 99.2 / Page 15 of 24


The following schedule summarizes the future annual minimum principal payments due under the Term Loan and The Notes as of December 31, 1998:

                Term         The
                Loan       Notes       Total
     1999     $ 1,700     $ 2,354     $ 4,054
     2000       1,700       2,178       3,878
     2001       1,700       1,495       3,195
     2002       1,700       1,177       2,877
     2003      67,200         789      67,989
        Thereafter-         2,685       2,685
              -------     -------     -------
              $74,000     $10,678     $84,678
              =======     =======     =======

Debt arrangements are described as follows:

     a.   Term Loan

     On October 23, 1998, the Company entered into the Third Credit Agreement which amended its existing Term Loan with GECC, increasing the borrowing capacity of the Term Loan to $74,000. The Term Loan bears interest, payable every 30 to 90 days, at LIBOR rate plus one and one-half percent (which was 6.8 percent at December 31, 1998). Principal payments of $425 are due quarterly through October 1, 2002, with a final payment of $67,200 due January 3, 2003. At December 31, 1998 and 1997, outstanding principal under the Term Loan totaled $74,000 and $25,525, respectively. Interest expense on the Term Loan for the years ended December 31, 1998, 1997 and 1996 was approximately $2,712, $2,498 and $2,400, respectively. The Term Loan is secured by substantially all of the Company's assets.

     b.   The Notes

     The Company has promissory notes with financing institutions, which are secured by certain property, machinery and equipment. At December 31, 1998 and 1997, the outstanding principal under the Notes was $10,678 and $1,868, respectively. The Notes bear interest at interest rates ranging from 4.9 percent to 10.5 percent per annum. Monthly payments are payable through June 1, 2008.

     c.   Line-of-Credit

     The line-of-credit with GECC (the "LOC") is a $25,000 revolving credit facility, limited by the lesser of the sum of specified portions of qualified accounts receivable and inventory, and $25,000.

                       Exhibit 99.2 / Page 16 of 24

     Interest is payable every 30 to 90 days at LIBOR rate plus one and one-half percent (which was 7.1 percent at December 31, 1998). The LOC, which expires January 3, 2003, had $13,000 outstanding at December 31, 1998 and had no borrowings at December 31, 1997. Interest expense on LOC for the years ended December 31, 1998, 1997 and 1996 was approximately $497, $129 and $682, respectively.

9.   Series C Convertible Preferred Stock

Each share of the Series C Preferred stock is convertible at any time into one share of common stock. The conversion rate is subject to certain anti-dilutive adjustments. The Series C Preferred stock will participate in any dividends paid on the common stock as if the Series C Preferred stock had been converted into common stock.

In the event of liquidation, dissolution or winding up of the Company, the holders of the Series C Preferred stock will be entitled to receive a liquidation preference out of the assets available for distribution in an amount equal to $0.22 per share, plus any accrued and unpaid dividends, before any distribution is made to the holders of the common stock.

On June 26, 1998, CFE elected to convert one million such shares into one million shares of common stock of the Company in accordance with the terms of the Series C preferred stock.

10.  Stock Incentive Plan

In 1997, the Company adopted the Kaynar Technologies Inc. 1997 Stock Incentive Plan (the "Plan") which authorized 500,000 stock option grants to purchase the Company's common stock.

The Company has granted 115,400 options in 1997 and 147,900 options in 1998 with a weighted average exercise price of $24.77 and $11.71, respectively, under the Plan (of which 9,200 options with an exercise price of $25.00 were cancelled during 1998). These options were issued at fair market value at the time of grant. Option grants are made at the discretion of the Board of Directors. Options vest at 25 percent per year (beginning one year from the grant date), may be exercisable in whole or in installments, and expire five years from the grant date. The weighted average exercise price of options outstanding as of December 31, 1998 is $17.16. The weighted average contractual life of options outstanding as of December 31, 1998 is 4.3 years. The weighted average exercise price of options exercisable as of December 31, 1998 is $24.75.

                       Exhibit 99.2 / Page 17 of 24

Characteristics of options outstanding at December 31, 1998 are presented in the table below:

     Exercise   Contractual    Options     Options
      Price        Life      Outstanding  Exercisable
     $ 9.25    4.8 years    119,000          -
     $14.50    3.3 years      3,000       750
     $15.88    4.8 years     12,000          -
     $19.00    4.6 years      3,000          -
     $25.00    3.7 years    102,000       25,500
     $26.75    4.1 years      1,500          -
     $27.75    4.2 years     12,400          -
     $29.50    3.8 years      1,200       300
                             254,100       26,550

The Company accounts for the Plan under APB Opinion No. 25. SFAS No. 123 "Accounting for Stock-Based Compensation" was issued by the FASB in 1995 and, if fully adopted, changes the methods for recognition of cost on plans similar to those of the Company. Adoption of SFAS No. 123 is optional, however pro forma disclosures as if the Company had adopted the cost recognition method are required. Had compensation cost for stock options awarded under the Plan been determined consistent with SFAS No. 123, the Company's net income would have reflected the following pro forma amounts as of December 31, 1998 and 1997:

                                          1998         1997
      Net Income:      As Reported      $14,870      $12,590
                       Pro Forma        $14,417      $12,439

      Basic EPS:       As Reported        $3.39        $4.23
                       Pro Forma          $3.29        $4.18

      Diluted EPS:     As Reported        $1.64        $1.54
                       Pro Forma          $1.59        $1.52

For the above pro forma disclosures, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: weighted average risk-free interest rate of
5.0 percent; a weighted average volatility of 56.5 percent; estimated option life of 4 years; and no expected dividend yield. The weighted average fair value of the Company's stock options granted in 1998 and 1997 was $5.68 and $12.02, respectively.

                       Exhibit 99.2 / Page 18 of 24

11.  Savings and Retirement Plan

The Company sponsors a defined contribution plan (the "Retirement Plan"), which provides benefits to all employees who have completed six months of service. Employees may make contributions between one and 21 percent of their annual compensation. The Company may make contributions to the Retirement Plan at its discretion.

The Company contributed approximately $1,461, $988 and $577 to the Retirement Plan in the years ended December 31, 1998, 1997 and 1996, respectively.

12.  Commitments and Contingencies

     a.   Operating Leases

     The Company leases certain facilities and equipment under long-term operating leases with varying terms. The leases generally provide that the Company pay taxes, maintenance and insurance costs, and some leases contain renewal and/or purchase options. Total rental expense under operating leases totaled approximately $1,975, $1,231 and $1,187 in the years ended December 31, 1998, 1997 and 1996, respectively. Minimum rental expenses on commitments for the years subsequent to December 31, 1998, are as follows:

           Year ending December 31,
             1999                               $ 2,125
             2000                                 1,927
             2001                                 1,696
             2002                                 1,519
             2003                                 1,006
            Thereafter                           2,108
                                                -------
                                                $10,381
                                                =======
                       Exhibit 99.2 / Page 19 of 24

     b.   Capital Leases

     The Company has entered into capital lease agreements for equipment. Future lease payments due under the agreements are as follows:

          Year ending December 31,
            1999                                            $307
            2000                                            163
            2001                                            36
                                                           ----
                                                            506
            Amounts representing interest                  (32)
                                                          ----
                                                           474
            Current portion                               (280)
                                                          ----
                                                          $194
                                                          ====

     c.   Purchase Commitments

     The Company has certain one-year purchase commitments which require that all purchases of particular raw materials be purchased from various vendors at a fixed price, none of which exceeded fair market value as of December 31, 1998.

     d.   Contingencies

     The Company is, from time to time, subject to claims and disputes for legal, environmental and other matters in the normal course of its business. While the results of such matters cannot be predicted with certainty, management does not believe that the final outcome of any pending matters will have a material effect on the consolidated financial position and results of operations.

13.  Significant Customers

For the years ended December 31, 1998, 1997 and 1996, two customers accounted for approximately 20 and 7 percent, 24 and 9 percent and 18 and 12 percent of net sales, respectively. No other customer accounted for 10 percent or more of net sales in any of the three years ended December 31, 1998. Accounts receivable balances from these same two customers accounted for approximately 10 and 7 percent of accounts receivable at December 31, 1998 and 14 and 8 percent of accounts receivable at December 31, 1997. No other customer represents 10 percent or more of the Company's gross accounts receivable at December 31, 1998 and 1997.

                       Exhibit 99.2 / Page 20 of 24



14.  Geographic Sales Information

Net sales for the years ended December 31, 1998, 1997 and 1996 were made to geographic regions as follows:
                         1998            1997             1996
                    ----------------                 ---------------- ------
----------
                    Amount Percent   Amount Percent  Amount Percent

United States     $156,834   84.5% $126,845   84.4% $85,069  85.9%
Europe              16,487    8.9    13,255    8.8    8,378   8.5
Pacific Rim          6,683    3.6     5,219    3.4    2,256    2.3
Other                5,508    3.0     5,110    3.4    3,320    3.3
                  -------- ------  -------- ------  ------- ------
                  $185,512  100.0% $150,429  100.0% $99,023  100.0%

Sales for the Company's foreign operations represented less than 10 percent of net sales during each of the years ended December 31, 1998, 1997 and 1996.

                       Exhibit 99.2 / Page 21 of 24

15.  Related Party Matters

As discussed in Note 8, the primary lender to the Company is GECC which has a wholly-owned subsidiary CFE. CFE owns 100 percent of the outstanding Series C Convertible Preferred Stock and one million shares of the Company's common stock.

GECC is also an affiliated entity to a customer (the Aircraft Engines Division of General Electric Co.) that accounted for approximately 7, 9 and 12 percent of 1998, 1997 and 1996 net sales, respectively, and 7 and 8 percent of accounts receivable at December 31, 1998 and 1997, respectively.

                       Exhibit 99.2 / Page 22 of 24

16.  Industry Segment Information

The Company is currently segmented into eight business units. The Company's Kaynar, Microdot, M & M, Eagle, APS and K-FAST business units design and manufacture products that are sold principally to the commercial aircraft and defense industries. The Company's Recoil and Marson business units design and manufacture inserts, blind rivets and related installation tools used primarily in the automotive, electrical and other non-aerospace industries. The following table illustrates the Company's financial data by industry segment for the past three years.


                                For the Years Ended December 31,
Sales by Segment:
Commercial Aircraft
  and Defense (2)            $169,401 $137,889  $95,156
     Industrial (1)(3)         16,111   12,540    3,867
                             -------- --------  -------
Total Sales                  $185,512 $150,429  $99,023

Operating Income by Segment:
Commercial Aircraft and
  Defense (2)               $ 30,192  $ 25,892  $13,464
     Industrial (1)(3)         1,783     1,645      238
     Corporate Expenses       (3,124)  (2,952)    (866)
                             -------- --------  -------
Total Operating Income       $ 28,851 $ 24,585  $12,836

Depreciation and Amortization by Segment:
Commercial Aircraft and
  Defense (2)               $  5,822  $  3,209  $ 2,304
     Industrial (1)(3)           950       609      309
                             -------- --------  -------
Total Depreciation and
 Amortization                $  6,772  $  3,818  $ 2,613

Total Assets by Segment:
Commercial Aircraft and
Defense (2)                  $144,817 $ 86,571 $58,429
     Industrial (1)(3)         54,542   15,085  15,260
                             -------- --------  -------
Total Assets                 $199,359 $101,656  $73,689

                       Exhibit 99.2 / Page 23 of 24

(1) In August 1996, the Company purchased its Recoil business unit which has been accounted for under the purchase method of accounting and, accordingly, their operating results have been included in the results of operations since mid-August 1996.

(2) In July 1998, the Company purchased its M & M business unit which has been accounted for under the purchase method of accounting and, accordingly, their operating results have been included in the results of operations since late-July 1998.

(3) In October 1998, the Company purchased its Marson business unit which has been accounted for under the purchase method of accounting and, accordingly, their operating results have been included in the results of operations since late-October 1998.

17.  Quarterly Financial Data (unaudited)

                        Three months ended
1998                    March 29   June 28 September 27December 31
Net sales               $45,355   $46,824   $45,293   $48,040

Gross profit             13,881    14,630    13,458    14,320

Net income                4,275     4,351     3,402     2,842

Basic earnings per share   1.15      1.16      0.69      0.56

Diluted earnings per share 0.48      0.49      0.37      0.31

Stock price per share
  High                     29.50     34.50     24.00     27.50
  Low                      24.00     22.25     11.50      8.00

                        Three months ended
1997                    March 30   June 29 September 28December 31

Net sales               $32,202   $37,250   $37,884   $43,093

Gross profit              9,233    11,036    11,903    13,867

Net income                2,169     2,933     3,388     4,100

Basic earnings per share   1.35      1.03      0.92      1.11

Diluted earnings per share 0.32      0.36      0.38      0.46

Stock price per share
  High                      -        19.87     30.25     34.12
  Low                       -        14.50     18.50     24.50

                       Exhibit 99.2 / Page 24 of 24